RespireRx Pharmaceuticals Inc. to Present at the

28th Annual Roth Conference on March 15, 2016

Glen Rock, N.J., March 11, 2016/Globe Newswire – RespireRx Pharmaceuticals Inc. (OTC QB: RSPI) (“RespireRx” or the “Company”), a leader in the development of medicines for respiratory disorders, including sleep apneas and drug-induced respiratory depression, announced that the Company’s President and CEO, and Vice Chairman of the Board of Directors, James S. Manuso, Ph.D., will present at the 28th Annual Roth Conference (www.roth.com) on Tuesday, March 15, 2016 at 5:30 PM Pacific Time (8:30 PM ET). The Conference is sponsored by Roth Capital Partners, LLC and is being held at The Ritz-Carlton Hotel, Dana Point, California, from March 13 through March 16, 2016.

Commented Dr. Manuso, “The Roth Conference provides an excellent forum for updating investors on RespireRx’s ongoing research and development programs. I look forward to discussing the Company’s FDA-cleared, Phase 2A clinical trial testing the impact of the oral ampakine, CX-1739, on opioid-induced respiratory depression.” Dr. Manuso also will also provide information on the Company’s other product pipeline candidates, including dronabinol, and the Company’s development timelines. Dr. Manuso concluded, “We are eager to continue to update shareholders and other stakeholders on the progress of RespireRx’s scientific, clinical and regulatory development initiatives during 2016.”

Dr. Manuso’s presentation and accompanying slides will be accessible live, via webcast, at http://wsw.com/webcast/roth30/rspi. Replays will be available one hour after the presentation on RespireRx’s website at www.respirerx.com, by clicking on the investors tab and following the links and instructions. A copy of the slide presentation to be presented at the conference will be submitted in a Form 8-K filing by the Company with the U.S. Securities and Exchange Commission prior to the presentation and will also be available in the investors section of the RespireRx website.

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of medicines for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company holds exclusive licenses and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their use in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

RespireRx’s pharmaceutical candidates in development are derived from two platforms, as described below.

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com

The first platform is the class of compounds known as cannabinoids, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with Obstructive Sleep Apnea (“OSA”). The University of Illinois and three other centers currently are investigating dronabinol in a potentially pivotal, six week, double-blind, placebo-controlled Phase 2B clinical trial in 120 patients with OSA. This study, which the University of Illinois has indicated it expects to be completed during the second quarter of 2016, is fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health. The Company is not managing or funding this ongoing clinical trial.

The second platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines, which act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines, in both oral and injectable form, are being developed by the Company for the treatment of a variety of breathing disorders. In clinical studies, select ampakines have shown preliminary efficacy in central sleep apnea and in the control of respiratory depression produced by opioids, without altering their analgesic effects. In animal models of orphan disorders, such as Pompé Disease, spinal cord damage and perinatal respiratory distress, it has been demonstrated that certain ampakines improve breathing function. The Company’s compounds belong to a new class of ampakines that do not display the undesirable side effects previously reported in animal models of earlier generations.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Special Note Regarding Forward-Looking Statements: Certain statements included or incorporated by reference in this news release, including information as to the future financial or operating performance of the Company and its drug development programs, constitute forward-looking statements. The words “believe,” “expect,” “anticipate,” “contemplate,” “target,” “plan,” “intend,” “continue,” “budget,” “estimate,” “may,” “schedule” and similar expressions identify forward-looking statements. Forward-looking statements include, among other things, statements regarding future plans, targets, estimates and assumptions. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. Due to these various risks and uncertainties, actual events may differ materially from current expectations. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. Forward-looking statements are made as of the date of this news release and the Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or results or otherwise.

Company Contact:

Jeff Margolis

Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206
E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com